UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                              FORM 8K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                     Date of Report: June 17,1996

                 FARM FAMILY MUTUAL INSURANCE COMPANY

A New York Corporation Commission File No. 2-57299 IRS No. 14-1415410

             344 Route 9W, Glenmont, New York  12077-2910
            Registrant's telephone number:  (518) 431-5000



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Item 5.  Other Events

	On June 17, 1996, Farm Family Mutual Insurance Company issued a press release announcing that the policyholders have approved the Company's Plan of Reorganization and Conversion whereby the Company will convert from a mutual company to a stockholder-owned company.
A copy of the press release is attached hereto as Exhibit 99.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99 - Press Release dated June 17, 1996



                              Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       	 	FARM FAMILY MUTUAL INSURANCE COMPANY (Registrant)



    June 17, 1996                             /s/ Philip P. Weber
       (Date)                      	         	Philip P. Weber
                                     Executive Vice President and CEO

EXHIBIT 99

FOR:        	FARM FAMILY MUTUAL
					        INSURANCE COMPANY

CONTACT:	    Timothy A. Walsh
								     Senior Vice President - Finance
    									(518) 431-5410



                          POLICYHOLDERS APPROVE
                  FARM FAMILY MUTUAL INSURANCE COMPANY'S
                   PLAN OF REORGANIZATION AND CONVERSION


Glenmont, NY, June 17, 1996 - Farm Family Mutual Insurance
Company announced that at a special meeting of policyholders held today, the Company's Plan of Reorganization and Conversion was overwhelmingly approved by the policyholders. Of the 22,230 policyholders voting in person or by proxy, over 93% voted for the Plan.

Pursuant to the Plan, the Company will convert from a mutual company to a stockholder-owned company. The Plan was previously adopted by the Board of Directors of Farm Family Mutual Insurance Company and approved by the Superintendent of Insurance of New York. The approval of the Plan by the policyholders is an important step in the demutualization process which is expected to be concluded in the third quarter of 1996.

Under the Plan, eligible policyholders will receive shares of common stock of Farm Family Holdings, Inc., a newly formed holding company for Farm Family, or cash. Additional shares were offered in a subscription offering to eligible policyholders and holders of Surplus Notes who will receive stock in the demutualization. All or a portion of the shares not subscribed for in the subscription offering may subsequently be offered to new investors in a public offering.

Farm Family is a regional, specialized property and casualty insurer of farms, agricultural related businesses and residents of rural and suburban communities.

Shares offered in any public offering will only be offered by means of a prospectus, a copy of which may be obtained from Salomon Brothers, Inc, New York, New York.